Exhibit 99.1

TURTLE BEACH ANNOUNCES APPOINTMENT OF

KELLY THOMPSON TO BOARD OF DIRECTORS

The Addition of Thompson Strengthens Turtle Beach’s Retail Expertise as the

Gaming Accessory Brand Begins the Next Phase of Global Expansion

San Diego, CA – August 13, 2019 – Turtle Beach (Nasdaq: HEAR), a leading gaming accessory brand, announced the appointment of Kelly Thompson as the newest member of the Company’s Board of Directors, effective August 12, 2019. Thompson will be a member of the Company's Compliance and Governance Committee.

Ms. Thompson most recently was Senior Vice President, Chief Operating Officer of Samsclub.com, the ecommerce division of the membership-only retail warehouse clubs owned and operated by Walmart Inc. During that time, she served as a member of Sam's Club Leadership Committee and was responsible for a multi-billion-dollar omni P&L as well as the “Digital” strategic workstream. Prior to this role, she was Senior Vice President, Global Category Development for Walmart eCommerce and Senior Vice President Merchandising, Planning, and Marketplace for Walmart.com. Additionally, Ms. Thompson held key merchandising leadership roles during her 10 years at Gap, Inc.

“Kelly’s strong background in traditional and online retail is a perfect addition to our board and exactly what we were looking for,” said Ron Doornink, Chairman of the Board, Turtle Beach Corporation. “Continuing to serve all of our retail partners well is a key focus for us, and Kelly’s deep retail knowledge and experience will contribute in this area. We’re very pleased to welcome Kelly to our team.”

Added Ms. Thompson, “I’m delighted to join the experienced board at Turtle Beach, particularly in this exciting time of global expansion. I’m very impressed with the Company, its strong brand, and the focus on delivering great products to consumers in close collaboration with retail partners.”

Throughout her career, Ms. Thompson has championed diversity in the workplace through her development of individuals and teams and was selected by the Walmart CEO to serve as chairperson of Walmart’s global women’s advisory group. Additionally, she currently serves on the Fund Development Committee for the Board of Glide Foundation, a San Francisco institution that seeks to change lives in vulnerable communities.

Ms. Thompson joins Mr. Doornink, Juergen Stark, William Keitel, Dr. Andrew Wolfe, PhD., and Greg Ballard on Turtle Beach’s Board of Directors.

For the latest information on Turtle Beach products, accessories, and stories, visit the Turtle Beach website at www.turtlebeach.com and the Turtle Beach Blog at https://blog.turtlebeach.com. Fans

Turtle Beach Appoints Kelly Thompson to Board of Directors

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About Turtle Beach Corporation

Turtle Beach (www.turtlebeach.com) is a leading gaming accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. Hear Everything. Defeat Everyone®. In June 2019 Turtle Beach acquired ROCCAT, a leading PC accessories maker that combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the substantial uncertainties inherent in the acceptance of existing and adoption of future products, the difficulty of commercializing and protecting new technology and products, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Quarterly Report on Forms 10-Q and 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

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Turtle Beach Appoints Kelly Thompson to Board of Directors

For Investor Information, Contact:For Press Information, Contact:

Cody Slach or Sean McGowanEric Nielsen

Gateway Investor RelationsStep 3 PR

On behalf of Turtle Beach	On behalf of Turtle Beach

949.574.3860202.276.5357

hear@tgatewayir.comeric@step-3.com